Exhibit 10.7.1

DIRECTOR INDEMNIFICATION AGREEMENT

Indemnification Agreement, dated as of May 31, 2013, between Gogo Inc., a Delaware corporation (the “Company”), and                                          (“Indemnitee”).

WHEREAS, qualified persons are reluctant to serve corporations as directors unless they are provided with appropriate indemnification against claims arising out of their service to and activities on behalf of the corporations; and

WHEREAS, the Company has determined that attracting and retaining such persons is in the best interests of the Company’s stockholders and that it is reasonable, prudent and necessary for the Company to indemnify such persons to the fullest extent permitted by applicable law;

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1. Defined Terms; Construction.

(a) Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such first person. For these purposes, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person by reason of ownership of voting securities, by contract or otherwise.

“Change in Control” means, and shall be deemed to have occurred if, on or after the date of this Agreement, (i) any person (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or by the Investors, or any Affiliates of any of the foregoing, (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the board of directors of the Company, provided that any director elected or nominated for election to the board of directors of the Company by any Investor or a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), (iii) the stockholders of the Company approve the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction will not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company, (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale, transfer or other disposition by the Company of (in one transaction or a series of related transactions) all or substantially all of its assets, or (v) the Company shall file or have filed against it, and such filing shall not be dismissed, any bankruptcy, insolvency or dissolution proceedings, or a trustee, administrator or creditors committee shall be appointed to manage or supervise the affairs of the Company.

“Corporate Status” means the status of a person who is or was a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of the Company or any of its Subsidiaries, or of any predecessor thereof, or is or was serving at the request of the Company as a director (or a member of any committee of a board of directors), officer, employee or agent (including without limitation a manager of a limited liability company) of another entity, or of any predecessor thereof, including service with respect to an employee benefit plan.

“Determination” means a determination that either (x) there is a reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (a “Favorable Determination”) or (y) there is no reasonable basis for the conclusion that indemnification of Indemnitee is proper in the circumstances because Indemnitee met a particular standard of conduct (an “Adverse Determination”). An Adverse Determination shall include the decision that a Determination was required in connection with indemnification and the decision as to the applicable standard of conduct.

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.

“Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees and expenses of experts, witnesses and public relations consultants, bonds, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

“Independent Legal Counsel” means an attorney or firm of attorneys competent to render an opinion under the applicable law, selected in accordance with the provisions of Section 5(e), who has not performed any services (other than services similar to those contemplated to be performed by Independent Legal Counsel under this Agreement) for the Company or any of its Subsidiaries or for Indemnitee within the last three years.

“Investors” means, collectively, (i) Oakleigh Thorne or any Affiliate thereof, (ii) AC Acquisition I LLC and AC Acquisition II LLC or any Affiliate of any thereof and (iii) any legal successor to any thereof.

“Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

“Subsidiary” means any corporation, limited liability company, partnership or other entity, a majority of whose outstanding voting securities is owned, directly or indirectly, by the Company.

“Voting Securities” means any securities of the Company that vote generally in the election of directors.

(b) Construction. For purposes of this Agreement,

(i) References to the Company and any of its Subsidiaries shall include any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise that before or after the date of this Agreement is party to a merger or consolidation with the Company or any such Subsidiary or that is a successor to the Company as contemplated by Section 8(e) (whether or not such successor has executed and delivered the written agreement contemplated by Section 8(e)).

(ii) References to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan.

(iii) References to a “witness” in connection with a Proceeding shall include any interviewee or person called upon to produce documents in connection with such Proceeding.

2.	Agreement to Serve.

Indemnitee agrees to serve as a director of the Company or one or more of its Subsidiaries and in such other capacities as Indemnitee may serve at the request of the

Company from time to time, and by its execution of this Agreement the Company confirms its request that Indemnitee serve as a director and in such other capacities. Indemnitee shall be entitled to resign or otherwise terminate such service with immediate effect at any time, and neither such resignation or termination nor the length of such service shall affect Indemnitee’s rights under this Agreement. This Agreement shall not constitute an employment agreement, supersede any employment agreement to which Indemnitee is a party or create any right of Indemnitee to continued employment or appointment.

3.	Indemnification.

(a) General Indemnification. Subject to Section 3(e), the Company shall indemnify Indemnitee, to the fullest extent permitted by applicable law in effect on the date hereof or as amended to increase the scope of permitted indemnification, against Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement (including all interest, taxes, assessments and other charges in connection therewith) incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to the extent connected with, resulting from or relating to Indemnitee’s Corporate Status.

(b) Additional Indemnification Regarding Expenses. Without limiting the foregoing, in the event any Proceeding is initiated by Indemnitee, the Company, any of its Subsidiaries or any other person to enforce or interpret this Agreement or any rights of Indemnitee to indemnification or advancement of Expenses (or related obligations of Indemnitee) under the Company’s or any such Subsidiary’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement to which Indemnitee and the Company or any of its Subsidiaries are party, any vote of stockholders or directors of the Company or any of its Subsidiaries, the DGCL, any other applicable law or any liability insurance policy, the Company shall indemnify Indemnitee against Expenses incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding with respect to each claim, issue or matter resolved (on the merits or otherwise) in favor of Indemnitee in such Proceeding, as determined by the court presiding over such Proceeding.

(c) Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Expenses, losses, liabilities, judgments, fines, penalties and amounts paid in settlement incurred by Indemnitee, but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for such portion.

(d) Nonexclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the certificate of incorporation, bylaws or other organizational agreement or instrument of the Company or any of its Subsidiaries, any other agreement, any vote of stockholders or directors, the DGCL, any other applicable law or any liability insurance policy; provided that to the extent that Indemnitee is entitled to be indemnified by the Company under this Agreement and by any stockholder of the Company or any Affiliate of any such stockholder (other than the Company) under any other agreement or instrument, or by any insurer under a policy maintained by any such stockholder or affiliate, (i) the obligations of the Company hereunder shall be primary, and the obligations of such stockholder, affiliate or insurer secondary, and (ii) Indemnitee shall proceed first against the Company and any insurer under any policy maintained by the Company, second, if indemnification is not provided by the Company or any such insurer on a timely basis, against any insurer under a policy maintained by any such stockholder or affiliate, and third, if indemnification is not provided by the Company or any such insurer on a timely basis, against any such stockholder or affiliate. Any such stockholder or Affiliate shall be entitled to enforce the Company’s obligation to provide indemnification in accordance with the priorities set forth in this Section 3(d) directly against the Company, and each such stockholder or Affiliate shall constitute an express intended third party beneficiary under this Agreement for such purpose. In the event that any such stockholder or Affiliate makes indemnification payments or advances to Indemnitee in respect of any Expenses, losses, liabilities, judgments, fines, penalties or amounts paid in settlement for which the Company would also be obligated pursuant to this Agreement, the Company shall reimburse such stockholder or Affiliate in full on demand.

(e) Contribution. Whether or not the indemnification otherwise provided in this Section 3 is available, in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding, and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s). The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(f) Exceptions. Any other provision herein to the contrary notwithstanding, the Indemnitee shall not be entitled to indemnification hereunder:

(i) For Expenses incurred in connection with Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, counterclaim or crossclaim, except (x) as contemplated by Section 3(b), (y) in specific cases if the board of directors of the Company has approved the initiation or bringing of (or joinder to) such Proceeding or elects, in its sole discretion, to provide such indemnification, pursuant to the powers vested in the Company under applicable law, and (z) as may be required by law.

(ii) For an accounting of profits arising from the purchase and sale by the Indemnitee of securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

(iii) If and to the extent that it should ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(g) Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Company may reasonably request to secure such rights and to enable the Company effectively to bring suit to enforce such rights; provided that the Company shall not be entitled to contribution or indemnification from or subrogation against any stockholder of the Company, any affiliate of any such stockholder or any insurer under a policy maintained by any such stockholder or affiliate.

4.	Advancement of Expenses.

The Company shall pay all Expenses incurred by Indemnitee in connection with any Proceeding to the extent connected with, resulting from or relating to Indemnitee’s Corporate Status, other than a Proceeding initiated by Indemnitee for which the Company would not be obligated to indemnify Indemnitee pursuant to Section 3(e)(i), in advance of the final disposition of such Proceeding and without regard to whether Indemnitee will ultimately be entitled to be indemnified for such Expenses and without regard to whether an Adverse Determination has been made, except as contemplated by the last sentence of Section 5(f). Indemnitee shall repay such amounts advanced only if and to the extent that it shall ultimately be determined by a court of competent jurisdiction in a final and non-appealable decision that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Such repayment obligation shall be unsecured and shall not bear interest. The Company shall not impose on Indemnitee additional conditions to advancement or require from Indemnitee additional undertakings regarding repayment. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, any Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

5.	Indemnification Procedure.

(a) Notice of Proceeding; Cooperation. Indemnitee shall give the Company notice in writing as soon as practicable of any Proceeding for which indemnification will or could be sought under this Agreement, provided that any failure or delay in giving such notice shall not relieve the Company of its obligations under this Agreement unless and to the extent that the Company is materially prejudiced by such failure.

(b) Settlement. The Company will not, without the prior written consent of Indemnitee, which may be provided or withheld in Indemnitee’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee unless such settlement does not impose any remedy on Indemnitee and includes an unconditional release of Indemnitee from all liability on any matters that are the subject of such Proceeding and an acknowledgment that Indemnitee denies all wrongdoing in connection with such matters. The Company shall not be obligated to indemnify Indemnitee against amounts paid in settlement of a Proceeding against Indemnitee if such settlement is effected by Indemnitee without the Company’s prior written consent, which shall not be unreasonably withheld or delayed. Indemnitee will not, without the prior written consent of the Company, which may be provided or withheld in the Company’s sole discretion, effect any settlement of any Proceeding against Indemnitee or which could have been brought against Indemnitee if such settlement includes any non-monetary remedy binding or purporting to bind the Company.

(c) Request for Payment; Timing of Payment. To obtain indemnification payments or advances under this Agreement, Indemnitee shall submit to the Company a written request therefor, together with such invoices or other supporting information as may be reasonably requested by the Company and reasonably available to Indemnitee. The Company shall make indemnification payments to Indemnitee no later than 30 days, and advances to Indemnitee no later than 10 days, after receipt of the written request (and such invoices or other supporting information) of Indemnitee.

(d) Determination. The Company intends that Indemnitee shall be indemnified to the fullest extent permitted by law as provided in Section 3 and that no Determination shall be required in connection with such indemnification. In no event shall a Determination be required in connection with advancement of Expenses pursuant to Section 4 or in connection with indemnification for Expenses incurred as a witness or incurred in connection with any Proceeding or portion thereof with respect to which Indemnitee has been successful on the merits or otherwise. Any decision that a Determination is required by law in connection with any other indemnification of Indemnitee, and any such Determination, shall be made within 30 days after receipt of Indemnitee’s written request for indemnification, as follows:

(i) If no Change in Control has occurred, (w) by a majority vote of the directors of the Company who are not parties to such Proceeding, even though less than a quorum, or (x) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (y) if there are no such directors, or if such directors so direct, by Independent Legal Counsel in a written opinion to the Company and Indemnitee, or (z) by the stockholders of the Company.

(ii) If a Change in Control has occurred, by Independent Legal Counsel in a written opinion to the Company and Indemnitee.

The Company shall pay all Expenses incurred by Indemnitee in connection with a Determination.

(e) Independent Legal Counsel. If there has not been a Change in Control, Independent Legal Counsel shall be selected by the board of directors of the Company and approved by Indemnitee (which approval shall not be unreasonably withheld or delayed). If there has been a Change in Control, Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld or delayed). The Company shall pay the fees and expenses of Independent Legal Counsel and indemnify Independent Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to its engagement.

(f) Consequences of Determination; Remedies of Indemnitee. The Company shall be bound by and shall have no right to challenge a Favorable Determination. If an Adverse Determination is made, or if for any other reason the Company does not make timely indemnification payments or advances of Expenses, Indemnitee shall have the right to commence a Proceeding before a court of competent jurisdiction to challenge such Adverse Determination and/or to require the Company to make such payments or advances. Indemnitee shall be entitled to be indemnified for all Expenses incurred in connection with such a Proceeding in accordance with Section 3(b) and to have such Expenses advanced by the Company in accordance with Section 4. If Indemnitee fails to timely challenge an Adverse Determination, or if Indemnitee challenges an Adverse Determination and such Adverse Determination has been upheld by a court of competent jurisdiction in a final and non-appealable decision, then, to the extent and only to the extent required by such Adverse Determination or final decision, the Company shall not be obligated to indemnify or advance Expenses to Indemnitee under this Agreement.

(g) Presumptions; Burden of Proof. In connection with any Determination, or any review of any Determination, by any person, including a court:

(i) It shall be a presumption that a Determination is not required.

(ii) It shall be a presumption that Indemnitee has met the applicable standard of conduct and that indemnification of Indemnitee is proper in the circumstances.

(iii) The burden of proof shall be on the Company to overcome the presumptions set forth in the preceding clauses (i) and (ii) and such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it.

(iv) The termination of any Proceeding by judgment, order, finding, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that indemnification is not proper or that Indemnitee did not meet the applicable standard of conduct or that a court has determined that indemnification is not permitted by this Agreement or otherwise.

(v) Neither the failure of any person or persons to have made a Determination nor an Adverse Determination by any person or persons shall be a defense to Indemnitee’s claim or create a presumption that Indemnitee did not meet the applicable standard of conduct, and any Proceeding commenced by Indemnitee pursuant to Section 5(f) shall be de novo with respect to all determinations of fact and law.

6.	Directors and Officers Liability Insurance.

(a) Maintenance of Insurance and Non Employee Director Insurance. So long as the Company or any of its Subsidiaries maintains liability insurance for any directors, officers, employees or agents of any such person, the Company shall ensure that Indemnitee is covered by such insurance in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its Subsidiaries’ then current directors and officers. Additionally, the Company shall procure a separate liability insurance policy solely for the benefit of any non-employee director Indemnitee. Such separate insurance shall also provide the non-employee director Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s and its Subsidiaries’ then current directors and officers.

(b) If at any date (i) either of the insurance policies described in (a) ceases to cover acts and omissions occurring during all or any part of the period of Indemnitee’s Corporate Status or (ii) neither the Company nor any of its Subsidiaries maintains any such insurance, the Company shall ensure that Indemnitee is covered under both policies described in (a), with respect to acts and omissions prior to such date, for at least six years from such date, by other directors and officers liability insurance, in amounts and on terms (including the portion of the period of Indemnitee’s Corporate Status covered) no less favorable to Indemnitee than the amounts and terms of the liability insurance maintained by the Company on the date hereof. Nothing in this Section 6(b) shall limit or otherwise reduce (or be deemed to limit or reduce) the Company’s obligations described in (a) or any liability of the Company for any breach of its obligations described in (a).

(c) Notice to Insurers. Upon receipt of notice of a Proceeding pursuant to Section 5(a), the Company shall give or cause to be given prompt notice of such Proceeding to all insurers providing liability insurance in accordance with the procedures set forth in all applicable or potentially applicable policies. The Company shall thereafter take all necessary action to cause such insurers to pay all amounts payable in accordance with the terms of such policies, unless the Company shall have paid in full all indemnification, advancement and other obligations payable to Indemnitee under this Agreement.

(d) Other Indemnification and Insurance/Priority of Payments. The Company acknowledges that Indemnitee has certain rights to: (i) indemnification and/or advancement of expenses provided by Investors and/or (ii) insurance provided to Investors and/or certain of its affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by Indemnitee are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, without regard to any rights Indemnitee may have against the Investor Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Investor Indemnitors from any and all claims against the Investor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Investor Indemnitors on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

7.	Exculpation, etc.

(a) Limitation of Liability. Indemnitee shall not be personally liable to the Company or any of its Subsidiaries or to the stockholders of the Company or any such Subsidiary for monetary damages for breach of fiduciary duty as a director of the Company or any such Subsidiary; provided, however, that the foregoing shall not eliminate or limit the liability of the Indemnitee (i) for any breach of the Indemnitee’s duty of loyalty to the Company or such Subsidiary or the stockholders thereof, it being understood that it shall be presumed that Indemnitee has at all times acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and that such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, it being understood that it shall be presumed that Indemnitee has at all times acted in good faith and with no reasonable cause to believe that his or her conduct was unlawful and that such presumption shall only be overcome if the Company establishes that there is no reasonable basis to support it; (iii) under Section 174 of the DGCL or any similar provision of other applicable corporations law; or (iv) for any transaction from which the Indemnitee derived an improper personal benefit. If the DGCL or such other applicable law shall be amended to permit further elimination or limitation of the personal liability of directors, then the liability of the Indemnitee shall, automatically, without any further action, be eliminated or limited to the fullest extent permitted by the DGCL or such other applicable law as so amended.

(b) Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any of its Subsidiaries against Indemnitee or Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators or assigns after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action under applicable law, any insurance policy, certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement or otherwise (in each case, absent this Agreement), such shorter period shall govern.

8.	Miscellaneous.

(a) Non-Disclosure of Payments. Except as expressly required by the securities laws of the United States of America, neither party shall disclose any payments under this Agreement unless prior approval of the other party is obtained. If any payment information must be disclosed, the Company shall afford the Indemnitee an opportunity to review all such disclosures and, if requested, to explain in such statement any mitigating circumstances regarding the events to be reported.

(b) Non-Circumvention. If the Company has indemnification, advancement or other obligations under this Agreement, the Company shall not seek or agree to any order of any court or other governmental authority that would prohibit or otherwise interfere, and shall not take or fail to take any other action if such action or failure would reasonably be expected to have the effect of prohibiting or otherwise interfering, with the performance of the Company’s indemnification, advancement or other obligations under this Agreement, it being understood that the Company will not be prevented from seeking an order from a court declaring that the Company does not have any indemnification, advancement or other obligation to Indemnitee under this Agreement.

(c) Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (ii) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (iii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

(d) Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (iii) on the third business day following the date of mailing if delivered by domestic registered or certified mail, properly addressed, or on the fifth business day following the date of mailing if sent by airmail from a country outside of North America, to Indemnitee at the address shown on the signature page of this Agreement, to the Company at the address shown on the signature page of this Agreement, or in either case as subsequently modified by written notice.

(e) Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver.

(f) Successors and Assigns. This Agreement shall be binding upon the Company and its respective successors and assigns, including without limitation any acquiror of all or substantially all of the Company’s assets or business and any survivor of any merger or consolidation to which the Company is party, and shall inure to the benefit of and be enforceable by Indemnitee and Indemnitee’s estate, spouses, heirs, executors, personal or legal representatives, administrators and assigns. The Company shall require and cause any such successor, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement as if it were named as the Company herein. No such assumption and agreement shall relieve the Company of any of its obligations hereunder, and this Agreement shall not otherwise be assignable by the Company.

(g) Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware, without regard to the conflict of law principles thereof. The Company and Indemnitee each hereby irrevocably consents to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of Delaware.

(h) Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, provided that the provisions hereof shall not supersede the provisions of the Company’s certificate of incorporation, bylaws or other organizational agreement or instrument, any other agreement, any vote of stockholders or directors, the DGCL or other applicable law, to the extent any such provisions shall be more favorable to Indemnitee than the provisions hereof.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GOGO INC.

By:
Name:
Title:

Address:	1250 N. Arlington Heights Rd.
Suite 500
Itasca, IL 60143

AGREED TO AND ACCEPTED:

INDEMNITEE:

By:
Name:
Title:

Address:

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